EXHIBIT 99.1

Ranger Energy Services, Inc. Announces Q4 2018 Results
HOUSTON, TX--(March 5, 2019) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended December 31, 2018.

–	Continuation of year-to-date momentum and strengthening financial performance, in spite of fourth quarter seasonal activity impact and commodity price reductions

–	Top line growth in 2 of 3 segments driven by rate increases and asset additions

–	Diversified portfolio pays dividends with production-focused Processing Solutions offsetting year-end Well Servicing activity declines

–	The bifurcation of our historical Well Services segment into High Specification Rigs and Completion and Other Services segments
Consolidated Q4 2018 Financial Highlights
Revenues saw a sequential increase of 4% to $85.3 million, from $82.1 million in Q3.
Net income decreased $2.3 million to $1.7 million from $4.0 million in Q3. The decrease in net income position was driven by increased depreciation expense.
Adjusted EBITDA1 increased 9% to $13.7 million, from $12.6 million in Q3. The Adjusted EBITDA increase was driven by an increase in Processing Solutions and Completions and Other Services revenue along with a reduction in general and administrative (“G&A”) expenses partially offset by a reduction in High Spec Rig revenue.
CEO Comments
“Ranger continued its momentum of improving results in Q4 delivering a 9% sequential increase in Adjusted EBITDA. While we did see some year-end slowing of completion related activity along with normal seasonal declines, the strength of our diverse portfolio led by our Processing Solutions business allowed for sequential EBITDA growth. Additionally, the ongoing efforts to streamline Ranger's corporate and administrative processes paid dividends this quarter with a material decrease in G&A expenses.
Our High Spec Rigs again experienced another sequential increase in pricing though this quarter was offset by a decrease in utilization. Our Permian wireline completions business continues to operate on a 100% dedicated basis with an average unit count of 11 during the quarter, up from nine in Q3. Our Processing Solutions business had an outstanding quarter with sequential pricing increases, two new processing units placed into service and an up-tick in installation revenue.
As we move into the current year, we are well positioned with the growth capex deployed in our 2017/2018 capital programs and have planned for 2019 to be a year with a full focus on driving

[1]
“Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see “Ranger Energy Services, Inc. Supplemental Non-GAAP Financial Measures (Unaudited)” at the end of this press release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the most directly comparable GAAP financial measure.

efficiencies across our operations while increasing our exposure to existing and new top tier customers. While we are still taking delivery of a modest number of assets tied to our 2018 growth capital program in Q1 2019, we expect to see a strong move to free cash flow starting in the first quarter as we reap the benefits of our new built-for-purpose asset base.”

Business Segment Financial Results
High Specification Rigs
High Specification Rigs segment revenue decreased 9%, or $3.4 million, to $35.3 million in Q4 from $38.7 million in Q3 2018. The decrease was driven by reduced rig utilization, as measured by average monthly hours per rig, to 154 from 178. Total rig hours decreased 13% to approximately 64,900 hours in Q4 from 74,200 in Q3. Average hourly rig rates increased 4%, or $19, to $538 from $519 in Q3, due to select price increases during Q4 and the average number of rigs in our fleet increased to 141 in Q4 from 139 in Q3. During Q4, one rig was delivered and two rigs entered service.
Operating income decreased $1.9 million to a loss of $1.0 million in Q4 from income of $0.9 million in Q3. Adjusted EBITDA decreased 12%, or $0.7 million, to $5.1 million in Q4 from $5.8 million in Q3. The decrease in operating income and Adjusted EBITDA was primarily due to the decrease in revenues, as described above.
Completion and Other Services
Completion and Other Services segment revenue increased 11%, or $4.3 million, to $43.7 million in Q4 from $39.4 million in Q3 2018. The increase is primarily related to our wireline activity, with a 20% increase in quarter end wireline truck count from 10 in Q3 to 12 in Q4 along with the addition of a third and fourth pump-down spread.
Operating income decreased $0.2 million to $9.1 million in Q4 from $9.3 million in Q3. Adjusted EBITDA increased 3%, or $0.3 million, to $11.6 million in Q4 from $11.3 million in Q3. The increase in Adjusted EBITDA was driven by increased revenue which was more than offset by a sequential increase in depreciation expense negatively impacting operating income.
Processing Solutions
Processing Solutions revenue increased 58%, or $2.3 million, to $6.3 million in Q4 from $4.0 million in Q3 2018.  This increase is attributable to higher rates, additional mechanical refrigeration units placed into service and an increase in installation related revenue.
Operating income increased $1.2 million to $3.0 million in Q4 from $1.8 million in Q3. Adjusted EBTIDA increased 55%, or $1.2 million, to $3.4 million in Q4 from $2.2 million in Q3. The increase in operating income and Adjusted EBITDA are attributable to increased revenues, as described above.
Liquidity
We ended the quarter with $20.3 million of liquidity, consisting of $17.7 million of capacity available on our revolving credit facility and $2.6 million of cash.

The Q4 cash ending balance of $2.6 million compares to $5.3 million at the end of Q3 2018. We had an outstanding draw on our revolving credit facility of $18.5 million leaving $17.7 million of capacity on a quarter end borrowing base of $36.2 million.
During 2Q 2018, we entered into a Financing Agreement in an amount of up to $40.0 million with an initial draw of $22.0 million. In Q4, the Company borrowed an additional $17.8 million, net of expenses, under the Financing Agreement. This borrowing facilitated the final payment on the outstanding balance of our new-build high spec rig program entered into in 2017.
Capital Expenditures
Total capital expenditures recorded during the quarter were $9.7 million. Of that amount, $4.4 million was related to our Completion and Other business including two new wireline units, one set of pump-down pumps and associated ancillary equipment. The total amount included $2.0 million related to service rigs, including ancillary equipment for the new high-spec rig and existing rigs. Also included was $1.9 million associated with the addition of two processing units in our Processing Solutions segment. Additions of new leased vehicles to support current growth and replacement of vehicles amount to $0.7 million.
Maintenance capital expense for the quarter was $0.7 million. Year to date maintenance capital expense totaled $1.9 million.
Conference Call
The Company will host a conference call to discuss its Q4 2018 results on March 6, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-833-255-2829. To join the conference call from outside of the United States, participants may dial 1-412-902-6710. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.
An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10127341. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 . These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission (the “SEC”). The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.
Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three Months Ended
	December 31, 2018	September 30, 2018
Revenues
High specification rigs	$35.3	$38.7
Completion and other services	43.7	39.4
Processing solutions	6.3	4.0
Total revenues	85.3	82.1

Operating expenses
Cost of services (exclusive of depreciation and amortization)
High specification rigs	30.4	33.2
Completion and other services	32.0	28.0
Processing solutions	2.9	1.8
Total cost of services	65.3	63.0
General and administrative	7.0	7.2
Depreciation and amortization	9.7	7.5
Total operating expenses	82.0	77.7

Operating income	3.3	4.4

Other expenses
Interest expense, net	(1.9)	(0.9)
Total other expenses	(1.9)	(0.9)
Income before income tax expense	1.4	3.5
Tax benefit	(0.3)	(0.5)
Net income	1.7	4.0
Less: Net income attributable to non-controlling interests	0.7	1.9
Net income attributable to Ranger Energy Services, Inc.	$1.0	$2.1

Earnings per common share
Basic	$0.12	$0.24
Diluted	$0.11	$0.23
Weighted average common shares outstanding
Basic	8,444,680	8,910,260
Diluted	16,056,212	9,156,872

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	December 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$2.6	$5.3
Accounts receivable, net	45.4	32.1
Contract assets	3.1	6.0
Prepaid expenses	5.1	4.2
Inventory	4.9	1.5
Total current assets	61.1	49.1
Property, plant and equipment, net	229.8	189.2
Goodwill	—	9.0
Intangible assets, net	10.0	10.8
Other assets	1.6	1.6
Total assets	$302.5	$259.7

Liabilities and Stockholders' Equity
Accounts payable	$17.2	$32.0
Accrued expenses	18.5	11.6
Current maturities of capital lease obligations	4.4	8.0
Current maturities of long-term debt	15.8	1.3
Other current liabilities	3.0	—
Total current liabilities	58.9	52.9
Long-term capital lease obligations	6.6	1.5
Long-term debt	44.7	5.8
Other long-term liabilities	0.3	3.8
Total liabilities	110.5	64.0

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized, no shares issued or outstanding as of December 31, 2018 and 2017	—	—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized; 8,448,527 shares and 8,413,178 shares issued and outstanding as of December 31, 2018 and 2017 , respectively	0.1	0.1
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized; 6,866,154 shares issued and outstanding at both December 31, 2018 and 2017	0.1	0.1
Accumulated deficit	(9.9)	(6.6)
Additional paid-in capital	111.6	110.1
Total stockholders' equity	101.9	103.7
Non-controlling interest	90.1	92.0
Total stockholders' equity	192.0	195.7
Total liabilities and stockholders' equity	$302.5	$259.7

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

Year Ended
December 31, 2018
Cash Flows from Operating Activities
Net loss	$(5.8)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	30.3
Bad debt expense	0.2
Equity based compensation	2.1
Impairment of Goodwill	9.0
Other costs, net	0.2
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable	(13.5)
Contract assets	2.9
Prepaid expenses	(0.9)
Inventory	(3.4)
Other assets	(0.1)
Accounts payable	0.2
Accrued expenses	7.5
Other long-term liabilities	(1.1)
Net cash provided by operating activities	27.6

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(75.9)
Proceeds from sale of property, plant and equipment	5.5
Acquisition, net of cash received	(4.0)
Net cash used in investing activities	(74.4)

Cash Flows from Financing Activities
Borrowings under line of credit	56.0
Borrowings on ENCINA Master Financing Agreement, net of deferred financing costs	39.1
Payments on line of credit agreement	(37.6)
Payments on ENCINA Master Financing Agreement	(2.5)
Payments on ESCO notes payable	(1.3)
Payments on capital lease obligations	(9.6)
Net cash provided by financing activities	44.1

Decrease in Cash and Cash equivalents, net	(2.7)
Cash and Cash Equivalents, Beginning of Year	5.3
Cash and Cash Equivalents, End of Year	$2.6

Supplemental Cash Flow Information
Interest paid	$2.1
Supplemental Disclosure of Non-cash Investing and Financing Activity
Non-cash capital expenditures	$15.5
Non-cash additions to fixed assets through capital lease financing	$(11.1)

RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted EBITDA is not a financial measure determined in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, net, income tax provision (benefit), depreciation and amortization, equity‑based compensation, acquisition‑related and severance costs, impairment of goodwill, gain or loss on sale of assets and certain other items that we do not view as indicative of our ongoing performance.
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income or loss determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. The following table presents reconciliations of net income (loss) to Adjusted EBITDA, our most directly comparable financial measure calculated and presented in accordance with GAAP.
The following table is a reconciliation of net income to Adjusted EBITDA for the three months ended December 31, 2018 and September 30, 2018, in millions:

	Three Months Ended December 31, 2018
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
Net income (loss)	$(1.0)	$9.1	$3.0	$(9.3)	$1.8
Interest expense, net	—	—	—	1.9	1.9
Tax benefit	—	—	—	(0.3)	(0.3)
Depreciation and amortization	5.9	2.5	0.4	0.8	9.6
EBITDA	4.9	11.6	3.4	(6.9)	13.0

Equity based compensation	—	—	—	0.5	0.5
IPO, acquisition and severance costs	0.2	—	—	—	0.2
Gain on property and equipment	—	—	—	—	—
Adjusted EBITDA	$5.1	$11.6	$3.4	$(6.4)	$13.7

	Three Months Ended September 30, 2017
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
Net income (loss)	$0.9	$9.3	$1.8	$(8.0)	$4.0
Interest expense, net	—	—	—	0.9	0.9
Tax benefit	—	—	—	(0.5)	(0.5)
Depreciation and amortization	4.8	2.0	0.4	0.3	7.5
EBITDA	5.7	11.3	2.2	(7.3)	11.9

Equity based compensation	—	—	—	0.6	0.6
IPO, acquisition and severance costs	0.3	—	—	—	0.3
Gain on property, plant and equipment	(0.2)	—	—	—	(0.2)
Adjusted EBITDA	$5.8	$11.3	$2.2	$(6.7)	$12.6